Exhibit (a)(1)(H)
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
Black-Scholes Pricing for Tender Offer

Price Determination Date:	26-Sep-06

Based on volatility and interest rates as of:	26-Sep-06

			To determine cash to be received
			(in US dollars), enter number of
			Options/SARs to be Tendered.
		Tender Offer
	Option/SAR		# of Options/SARs	Cash Value
Option/SAR Strike Price	Expiration Date	$9.79	to be Tendered	(in US Dollars)

$0.76	31-Dec-07	$9.07		$—
$2.16	31-Aug-07	$7.73		$—
$2.52	18-Oct-06	$7.28		$—
$2.52	18-Apr-07	$7.34		$—
$2.71	31-Aug-07	$7.21		$—
$3.02	01-Apr-07	$6.85		$—
$3.02	31-Dec-07	$6.91		$—
$3.03	01-Apr-07	$6.84		$—
$3.03	13-Aug-07	$6.89		$—
$3.03	31-Aug-07	$6.91		$—
$3.03	31-Dec-07	$6.91		$—
$3.12	01-Apr-07	$6.75		$—
$3.21	01-May-07	$6.67		$—
$6.27	31-Dec-07	$3.98		$—
$8.79	28-Nov-07	$2.26		$—
$8.81	31-Dec-07	$2.25		$—
$8.95	31-Aug-07	$2.18		$—
$9.27	01-Nov-06	$0.76		$—
$9.27	31-Aug-07	$2.01		$—
$9.27	01-Nov-07	$2.01		$—
$9.27	31-Dec-07	$2.01		$—
$9.72	31-Aug-07	$1.80		$—
$10.22	02-Apr-07	$0.90		$—
$10.22	31-Dec-07	$1.58		$—
$10.46	31-Aug-07	$1.49		$—
$10.64	15-Aug-07	$1.15		$—
$10.82	15-May-07	$0.81		$—
$10.83	31-Aug-07	$1.35		$—
$11.14	16-Jul-07	$0.90		$—
$11.21	31-Aug-07	$1.23		$—
$11.43	26-Jun-07	$0.76		$—
$12.27	31-Dec-07	$0.92		$—
$12.36	31-Aug-07	$0.90		$—
$12.91	18-Jun-07	$0.41		$—
$13.02	01-Apr-07	$0.22		$—
$13.02	31-Aug-07	$0.75		$—
$13.02	31-Dec-07	$0.75		$—
$14.86	31-Dec-07	$0.46		$—
$16.23	01-Jun-07	$0.08		$—
$16.47	04-May-07	$0.05		$—
$17.58	31-Aug-07	$0.21		$—
$17.58	31-Dec-07	$0.21		$—
$25.18	27-Dec-06	$—		$—
$26.37	28-Nov-06	$—		$—
$28.10	02-Jan-07	$—		$—

			—	$—